ITEM 77Q1(e)(iv) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS

AMENDMENT TO SUBADVISORY AGREEMENT AMONG
MTB GROUP OF FUNDS MTB INVESTMENT ADVISORS, INC.
AND UBS GLOBAL ASSET MANAGEMENT (AMERICAS), INC.


This Amendment to the Subadvisory Agreement ("Agreement") dated August 22, 2003 among MTB Group of Funds ("Trust"),
MTB Investment Advisors, Inc. ("Adviser"), and UBS Global
Asset Management (Americas), Inc. ("Subadviser") is made and entered into as of the 15th day of December, 2003.

WHEREAS, the Subadviser, the Trust and the Adviser have entered into the Agreement on behalf of MTB International Equity Fund
("Fund"); and

WHEREAS, the Subadviser may deem it advantageous to the Fund to place portfolio securities trades ("Rule 17a-10 Trades") for the Fund through (i) a broker-dealer affiliate of the subadviser to another portfolio of the Trust; or (ii) a broker-dealer affiliate of the subadviser to a discrete portion of the Fund; and

WHEREAS, on January 24, 2003, the Securities and Exchange Commission took action to permit a subadviser to engage in Rule 17a-10 Trades without complying with certain provisions of Rule 17e-1 of the Investment Company Act of 1940, provided that the relevant subadvisory contracts prohibit the relevant subadvisers from consulting with each other concerning portfolio transactions;

NOW, THEREFORE, the parties, intending to be bound, hereby agree that the Agreement is hereby amended to add a new Section 14(i), to read in its entirety as follows:

"(i)	Sub-Adviser is prohibited from consulting with any entity
which subadvises any other portfolio of the Trust, or any portion of any such portfolio ("Another Subadvised Fund"), concerning transactions for the Fund or Another Subadvised
Fund."

WITNESS the above execution hereof this 15th day of December, 2003.

MTB GROUP OF FUNDS
By:  /s/ Beth S. Broderick
Name:  Beth S. Broderick
Title:  Vice President

MTB INVESTMENT ADVISORS, INC.
By:  /s/ William F. Dwyer
Name:  William F. Dwyer
Title:  President & CIO

UBS GLOBAL ASSET MANAGEMENT 	UBS GOBAL ASSET MANAGEMENT
(AMERICAS), INC.		(AMERICAS), INC.
By:  Amy R. Doberman		By:  /s/ Robert P. Wolfangel, Jr.
Name:  Amy R. Doberman		Name:  Robert P. Wolfangel, Jr.
Title:  Managing Director	Title:  Chief Financial Officer

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